UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 2

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

         Date of Report (Date of Earliest Event Reported): April 3, 2003


                           ASHCROFT HOMES CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Colorado                        0-33437                31-1664473
      --------                        -------                ----------
(State or other jurisdiction         (Commission            (I.R.S. Employer
 of incorporation)                   File Number)          Identification No.)



56 Inverness Drive East, Suite 105
        Englewood, Colorado                                       80112
----------------------------------------                        ----------
(Address of Principal Executive Offices)                        (Zip Code)


        Registrant's telephone number including area code: (303) 799-6194

                                     N/A
         (Former name or former address, if changed since last report):

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Pro-Forma Financial Information.

See Explanatory Headnote for a complete listing.

(b) Financial Statements of Business Acquired.

The following combined financial statements of the Ashcroft subsidiaries, as defined in the Form 8-K dated April 3, 2003, are filed with this report:

Report of Independent Auditors.

Combined Balance Sheets at March 31, 2003 (unaudited), December 31, 2002 and
2001.

Combined Statements of Operations for the three month periods ended March 31, 2003 and 2002 (unaudited) and for the years ended December 31, 2002, 2001, and 2000.

Combined Statement of Stockholders' and Members' Equity for the three months ended March 31, 2003 (unaudited) and for the years ended December 31, 2002, 2001, and 2000.

Combined Statement of Cash Flows for the three month periods ended March 31, 2003 and 2002 (unaudited) and for the years ended December 31, 2002, 2001, and 2000.

Notes to Combined Financial Statements



                                    SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ASHCROFT HOMES CORPORATION

Date: September 9, 2003                    By:   /s/ Joseph A. Oblas, President
                                                  ------------------------------
                                                  Joseph A. Oblas, President

                   ASHCROFT HOMES CORPORATION AND SUBSIDIARIES
                          PROFORMA EXPLANATORY HEADNOTE
                          =============================




The following unaudited proforma consolidated financial statements give effect to the reverse acquisition of Ashcroft Homes, Inc. and several related entities (the "Company") by OneDentist Resources, Inc. ("ODRE") and is based on the estimates and assumptions set forth herein and in the notes to such statements. This proforma information has been prepared utilizing the historical financial statements of the Company and notes thereto, which are incorporated by reference herein. The historical results of ODRE are incorporated by reference to its 10-KSB for the year ended December 31, 2002 and its 10-QSB for the period ended March 31, 2003. The transaction is being treated as a reverse acquisition and a recapitalization. The Company is the acquirer for accounting purposes. The proforma financial data does not purport to be indicative of the results which actually would have been obtained had the acquisition been effected on the dates indicated or the results which may be obtained in the future.

The following unaudited proforma consolidating balance sheet as of March 31, 2003 gives effect to the transaction as if it had occurred on March 31, 2003. The following unaudited proforma consolidating statements of operations for the year ended December 31, 2002 and for the three months ended March 31, 2003 give effect to the transaction as if it had occurred on January 1, 2002 and January 1, 2003, respectively.

On April 3, 2003, the Company was acquired by ODRE in exchange for 12,954,060 shares of ODRE common stock and 1,350,000 shares of ODRE Series A preferred stock. Shortly thereafter, ODRE changed its name to Ashcroft Homes Corporation.

                   ASHCROFT HOMES CORPORATION AND SUBSIDIARIES
                Proforma Consolidating (Unaudited) Balance Sheet
                                 March 31, 2003


                                                                                                  Ashcroft
                                                   Ashcroft                                        Homes
                                                    Homes       OneDentist                      Corporation
                                                 Corporation    Resources,      Proforma          Proforma
                                                   Combined        Inc.       Adjustments       Consolidated
                                                 -------------------------------------------   ---------------
                                            ASSETS
Cash                                              $ 86,689       $    -        $      -          $  86,689
Accounts receivable                                591,374            -               -            591,374

Accounts receivable - related parties              990,497            -        (877,790) 2         112,707

Income taxes receivable                            132,448            -               -            132,448

House inventory                                 11,997,230            -               -         11,997,230

Land inventory                                  19,282,442            -               -         19,282,442

Deposits                                         1,229,297            -               -          1,229,297

Prepaid expenses                                   413,136            -               -            413,136

Notes receivable                                    45,000            -               -             45,000

Property and Equipment, net                        242,592            -               -            242,592

Other Assets                                       310,441            -               -            310,441

Goodwill                                           238,109            -               -            238,109
                                             -------------      --------       ---------      ------------
                                              $ 35,559,255       $    -        (877,790)      $ 34,681,465
                                             =============      ========       =========      ============

                      LIABILITIES AND STOCKHOLDERS' AND MEMBERS' EQUITY

Notes payable                                 $ 27,502,419       $    -        $      -       $ 27,502,419

Due to related parties                           2,972,779        7,144          (7,144) 1

                                                                             (1,248,017) 2       1,724,762

Leases payable                                      93,000            -                             93,000

Accounts payable and accrued expenses            4,674,332       21,386         (21,386) 1       4,674,332

Accrued warranty and costs on sold homes           119,501            -                            119,501

Customer deposits - refundable and non-refundable  579,548            -                            579,548

Accrued interest - related parties                 248,089            -                            248,089

Deferred income                                    372,798            -                            372,798
                                                ----------     --------      ----------         ----------
                                                36,562,466       28,530      (1,276,547)        35,314,449

Minority interest                                 (671,272)           -               -           (671,272)

STOCKHOLDERS' AND MEMBERS' EQUITY

Series A preferred stock                                                      5,400,000  2       5,400,000

Common stock                                       794,584      353,107        (353,107) 1

                                                                                (42,931) 2         751,653

Stock subscription receivable                      (85,000)           -                            (85,000)

Additional paid in capital                         240,756       79,000         (79,000) 1         240,756

Members deficit                                    (42,931)           -          42,931  2               -

Accumulated deficit                                      -     (460,637)        460,637  1

                                                (1,239,348)                  (5,029,773) 2      (6,269,121)
                                                ----------    ---------       ---------          ---------
   Total Stockholders' and Members' Equity        (331,939)     (28,530)        398,757             38,288
                                                ----------    ---------       ---------          ---------
                                              $ 35,559,255    $       -        (877,790)      $ 34,681,465
                                              ============    =========       =========       ============


 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                   ASHCROFT HOMES CORPORATION AND SUBSIDIARIES
           Proforma Consolidating (Unaudited) Statement of Operations
                    For the Three Months Ended March 31, 2003



                                                                                                  Ashcroft
                                                                                                   Homes
                                         Ashcroft Homes     OneDentist                          Corporation
                                          Corporation       Resources,       Proforma            Proforma
                                            Combined           Inc.        Adjustments         Consolidated
                                       --------------      -----------     -----------        -------------
SALES                                   $   4,154,036       $     -         $      -          $  4,154,036

COST OF SALES                               4,160,375             -                -             4,160,375
                                       --------------      -----------     -----------        ------------

GROSS PROFIT                                   (6,339)            -                -                (6,339)
                                       --------------      -----------     -----------        ------------
EXPENSES:
     Selling, general and administrative      898,909        12,183          (12,183)  1           898,909
     Interest expense                         118,755             -                -               118,755
                                       --------------      -----------     -----------        ------------

          Total Expenses                    1,017,664        12,183          (12,183)            1,017,664
                                       --------------      -----------     -----------        ------------


OPERATING INCOME (LOSS)                    (1,024,003)      (12,183)          12,183            (1,024,003)

OTHER INCOME:
     Interest income                           16,331             -                -                16,331
     Other income (expense)                   (25,029)            -                -               (25,029)
                                       --------------      -----------     -----------        ------------

           Total Other Income                  (8,698)            -                -                (8,698)
                                       --------------      -----------     -----------        ------------

NET INCOME (LOSS) BEFORE MINORITY
     INTEREST AND INCOME TAXES             (1,032,701)      (12,183)          12,183            (1,032,701)


MINORITY INTEREST                             (32,408)            -                -               (32,408)
                                       --------------      -----------     -----------        ------------

NET INCOME (LOSS) BEFORE INCOME
     TAXES                                 (1,065,109)      (12,183)          12,183            (1,065,109)

INCOME TAX (BENEFIT) EXPENSE                        -             -                -                     -
                                       --------------      -----------     -----------        ------------

NET INCOME (LOSS)                      $   (1,065,109)     $(12,183)     $    12,183          $ (1,065,109)
                                       ==============      ===========   =============        ============




 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                   ASHCROFT HOMES CORPORATION AND SUBSIDIARIES
           Proforma Consolidating (Unaudited) Statement of Operations
                      For the Year Ended December 31, 2002



                                                                                                      Ashcroft
                                                                                                       Homes
                                             Ashcroft Homes     OneDentist                          Corporation
                                              Corporation       Resources,       Proforma            Proforma
                                                Combined           Inc.        Adjustments         Consolidated
                                             --------------    -----------     -----------         ------------
SALES                                       $  36,970,293       $      -         $     -            36,970,293

COST OF SALES                                  36,554,351              -               -            36,554,351
                                             --------------    -----------     -----------         ------------

GROSS PROFIT                                      415,942              -               -               415,942
                                             --------------    -----------     -----------         ------------

EXPENSES:
    Selling, general and administrative         1,988,492         20,748         (20,748) 1          1,988,492
    Interest expense                              292,810              -               -               292,810
                                             --------------    -----------     -----------         ------------

           Total Expenses                       2,281,302         20,748         (20,748)            2,281,302
                                             --------------    -----------     -----------         ------------


OPERATING INCOME (LOSS)                        (1,865,360)       (20,748)         20,748            (1,865,360)

OTHER INCOME:
    Interest income                                 3,818              -               -                 3,818
    Other income (expense)                        946,673         18,580         (18,580) 1            946,673
                                             --------------    -----------     -----------         ------------

           Total Other Income                     950,491         18,580         (18,580)              950,491
                                             --------------    -----------     -----------         ------------

NET INCOME (LOSS) BEFORE MINORITY
    INTEREST AND INCOME TAXES                    (914,869)        (2,168)          2,168              (914,869)


MINORITY INTEREST                                 126,218              -               -               126,218
                                             --------------    -----------     -----------         ------------

NET INCOME (LOSS) BEFORE INCOME

    TAXES                                        (788,651)        (2,168)          2,168              (788,651)


INCOME TAX (BENEFIT) EXPENSE                     (132,448)             -               -              (132,448)
                                             --------------    -----------     -----------         ------------


NET INCOME (LOSS)                            $   (656,203)     $  (2,168)      $   2,168           $  (656,203)
                                             ==============    ===========     ===========         ============

 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                   ASHCROFT HOMES CORPORATION AND SUBSIDIARIES
                               NOTES TO UNAUDITED
                   PROFORMA CONSOLIDATING FINANCIAL STATEMENTS




PROFORMA ADJUSTMENTS

The adjustments related to the unaudited pro forma consolidating balance sheet are computed assuming the acquisition of the Company by ODRE was consummated at March 31, 2003. The adjustments related to the unaudited pro forma consolidating statements of operations for the year ended December 31, 2002 and for the three months ended March 31, 2003 are computed assuming the acquisition was consummated at the beginning of the periods presented.

NOTE 1 - ADJUSTMENT TO LIABILITIES, EQUITY AND STATEMENT OF OPERATIONS

In connection with the acquisition by ODRE, the Company did not assume any liabilities of ODRE. The capital structure of ODRE was converted to the structure of the Company. All expenses of ODRE have been adjusted to reflect the expenses of the Company.

NOTE 2 - ADJUSTMENT TO ASSETS, LIABILITIES AND EQUITY

In connection with the acquisition, the Company issued 1,350,000 shares of 7 % Series A preferred stock convertible at $4 per share to an equal number of shares of common stock. The holders of the preferred stock converted $ 370,227 of net debt to equity and the remaining balance is presented as an increase to the accumulated deficit. Stockholders and members of the combining entities converted their common stock and membership interests to common stock of the consolidated entity.

The entities combined in the acquisition were as follows:

Ashcroft Homes, Inc.                                  Corporation
West Gold Holdings, Inc.                              S-Corporation
Stonegate Capital Corporation                         Corporation
Absolute Construction Services, LLC                   LLC
Tesoro Homes @ Tallyn's Reach, LLC                    LLC
Peregrine Sanctuary, LLC                              LLC

                                      INDEX



                                                                           Page
                                                                           ----
 Independent Auditors' Report                                               F-1

 Combined Financial Statements:

     Balance Sheets                                                         F-2

     Statements of Operations                                               F-4

     Statements of Changes in Stockholders' and Members' Equity             F-5

     Statements of Cash Flows                                               F-6

 Notes to Combined Financial Statements                                     F-7

                                AJ. Robbins, P.C.
                          Certified Public Accountants
                              216 Sixteenth Street
                                    Suite 600
                                Denver, CO 80202



                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Ashcroft Homes Corporation
Englewood, Colorado

We have audited the accompanying combined balance sheets of Ashcroft Homes Corporation as of December 31, 2001 and 2002, and the related combined statements of operations, changes in stockholders' and members' equity, and cash flows for each of the years in the three year period ended December 31, 2002. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Ashcroft Homes Corporation as of December 31, 2001 and 2002, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2002 in conformity with generally accepted accounting principles in the United States of America.



                                                   AJ. Robbins, P.C.
                                                   Certified Public Accountants

Denver, Colorado
May 16, 2003


                           ASHCROFT HOMES CORPORATION
                             COMBINED BALANCE SHEETS
                             =======================


                                     ASSETS

                                                        March 31,                  December 31,
                                                          2003                2002              2001
                                                   --------------        -----------      ------------
                                                    (Unaudited)
Cash                                               $      86,689         $   516,616      $    515,026
Accounts receivable                                      591,374             517,030           566,335
Accounts receivable - related parties                    990,497           1,302,516         1,206,019
Income taxes receivable                                  132,448             132,448            -
House inventory                                       11,997,230          12,184,528        22,867,116
Land inventory                                        19,282,442          19,539,892        22,600,612
Deposits                                               1,229,297             805,793           724,740
Prepaid expenses                                         413,136             439,960           665,490
Notes receivable                                          45,000              85,000            -
Property and equipment, net                              242,592             269,995           498,225
Other assets                                             310,441             624,195            69,136
Goodwill                                                 238,109             243,722           266,349
                                                   -------------        ------------      ------------

                                                   $  35,559,255        $ 36,661,695      $ 49,979,048
                                                   =============        ============      ============




            SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS


                           ASHCROFT HOMES CORPORATION
                       COMBINED BALANCE SHEETS (Continued)
                       ===================================

           LIABILITIES AND STOCKHOLDERS' AND MEMBERS' EQUITY (DEFICIT)


                                                           March 31,                  December 31,
                                                             2003                2002               2001
                                                       -------------       -------------     --------------
                                                       (Unaudited)
Notes payable                                           $ 27,502,419       $  28,346,409     $   38,987,397
Due to related parties                                     2,972,779           2,482,790          3,024,419
Leases payable                                                93,000              93,680            118,942
Accounts payable and accrued expenses                      4,674,332           4,233,497          5,339,501
Accrued warranty and costs on sold  homes                    119,501             176,496            965,691
Customer deposits - refundable and non-
 refundable                                                  579,548             590,357            502,216
Accrued interest - related parties                           248,089             245,312             45,422
Deferred income                                              372,798             400,332            290,000
                                                       -------------       -------------      -------------

           Total Liabilities                              36,562,466          36,568,873         49,273,588


COMMITMENTS AND CONTINGENCIES

MINORITY INTERESTS                                          (671,272)           (625,348)          (187,229)

STOCKHOLDERS' AND MEMBERS' EQUITY (DEFICIT)                 (331,939)            718,170            892,689
                                                       -------------       -------------      -------------

                                                     $    35,559,255     $    36,661,695    $    49,979,048
                                                     ===============     ===============    ===============






            SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS


                           ASHCROFT HOMES CORPORATION
                        COMBINED STATEMENTS OF OPERATIONS
                        =================================




                                                For the Three Months
                                                    Ended March 31,                For the Years Ended December 31,
                                         --------------------------------  ----------------------------------------------
                                                2003             2002             2002             2001              2000
                                         ---------------  ---------------  ---------------  ---------------   -----------
                                                   (Unaudited)
SALES                                    $  4,154,036      $ 6,710,908     $ 36,970,293     $ 46,847,046      $ 42,964,725

COST OF SALES                               4,160,375        5,943,859       36,554,351       43,313,963        38,465,465
                                         ------------  ---------------  ---------------  ---------------   ---------------

GROSS PROFIT                                   (6,339)         767,049          415,942        3,533,083         4,499,260
                                         ------------  ---------------  ---------------  ---------------   ---------------

EXPENSES:

   Selling, general and administrative        898,909          483,288        1,988,492        2,605,849         2,458,098
   Interest                                   118,755           52,749          292,810          201,876           315,612
                                         ------------  ---------------  ---------------  ---------------   ---------------

            Total Expenses                  1,017,664          536,037        2,281,302        2,807,725         2,773,710
                                         ------------  ---------------  ---------------  ---------------   ---------------

OPERATING INCOME (LOSS)                    (1,024,003)         231,012       (1,865,360)         725,358         1,725,550

OTHER INCOME (EXPENSE):

   Interest income                             16,331            7,431            3,818           10,180            27,966
   Other income (expense)                     (25,029)          (3,837)         946,673          265,526           (24,256)
                                         ------------  ---------------  ---------------  ---------------   ---------------

            Total Other Income                 (8,698)           3,594          950,491          275,706             3,710
                                         ------------  ---------------  ---------------  ---------------   ---------------

NET INCOME (LOSS) BEFORE MINORITY
 INTEREST AND INCOME TAXES                 (1,032,701)         234,606         (914,869)       1,001,064         1,729,260

MINORITY INTEREST                             (32,408)         (11,453)         126,218         (499,895)         (684,921)
                                         ------------  ---------------  ---------------  ---------------   ---------------

NET INCOME (LOSS) BEFORE INCOME TAXES      (1,065,109)         223,153         (788,651)         501,169         1,044,339

INCOME TAX (BENEFIT) EXPENSE                        -                -         (132,448)          15,092            34,611
                                         ------------  ---------------  ---------------  ---------------   ---------------

NET INCOME (LOSS)                        $ (1,065,109)    $    223,153    $    (656,203)   $     486,077     $   1,009,728
                                         ============  ===============  ===============  ===============   ===============



             SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS




                           ASHCROFT HOMES CORPORATION
  COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' AND MEMBERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
                    AND THE THREE MONTHS ENDED MARCH 31, 2003
                    =========================================



                                                                                 Additional
                                                          Common Stock             Paid-In    Subscription
                                                   Shares          Amount          Capital     Receivable
                                                -----------   ------------    ------------   -------------
Balances, December 31, 1999                       4,134,542    $       125      $  240,756    $     -
Distributions                                         -               -              -              -
Net income                                            -               -              -              -
                                                -----------   ------------    ------------   ----------

Balances, December 31, 2000                       4,134,542            125         240,756          -
Distributions                                        -               -               -              -
Net income (loss)                                    -               -               -              -
                                                -----------   ------------    ------------   ----------

Balances, December 31, 2001                       4,134,542            125         240,756          -
Contributions                                         -               -              -              -
Stock issued in exchange for accounts payable       690,459        690,459           -              -
Sale of common stock                              4,750,000          4,000           -              -
Distributions                                         -               -              -              -
Net (loss)                                            -               -              -              -
                                                -----------   ------------    ------------   ----------

Balances, December 31, 2002                       9,575,001        694,584         240,756          -
Sale of common stock                                587,633        100,000           -        (85,000)
Net (loss)                                            -               -              -              -
                                                -----------   ------------    ------------   ----------

Balances, March 31, 2003 (Unaudited)             10,162,634   $    794,584    $    240,756   $(85,000)
                                                ===========   ============    =============  ===========






                           ASHCROFT HOMES CORPORATION
  COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' AND MEMBERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
                    AND THE THREE MONTHS ENDED MARCH 31, 2003
                    =========================================
                                  (Continued)


                                                                     Retained
                                                    Members'        Earnings/
                                                     Equity        Accumulated
                                                    (Deficit)        (Deficit)            Total
                                                  -------------    ----------------   ------------

Balances, December 31, 1999                        $      -        $  (122,531)      $    118,350
Distributions                                             -           (515,757)          (515,757)
Net income                                                -          1,009,728          1,009,728
                                                ---------------  -----------------  ----------------

Balances, December 31, 2000                               -            371,440            612,321
Distributions                                             -           (205,709)          (205,709)
Net income (loss)                                    (5,506)           491,583            486,077
                                                ---------------  -----------------  ----------------

Balances, December 31, 2001                          (5,506)           657,314            892,689
Contributions                                        32,664                -               32,664
Stock issued in exchange for accounts payable             -                -              690,459
Sale of common stock                                      -                -                4,000
Distributions                                             -           (245,439)          (245,439)
Net (loss)                                          (54,468)          (601,735)          (656,203)
                                                ---------------  -----------------  ----------------

Balances, December 31, 2002                         (27,310)          (189,860)           718,170
Sale of common stock                                      -                -               15,000
Net (loss)                                          (15,621)        (1,049,488)        (1,065,109)
                                                ---------------  -----------------  ----------------

Balances, March 31, 2003 (Unaudited)            $   (42,931)     $  (1,239,348)      $   (331,939)
                                                ===============  =================  ================



             SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS



                           ASHCROFT HOMES CORPORATION
                        COMBINED STATEMENTS OF CASH FLOWS
                        =================================


                                                     For the Three Months
                                                        Ended March 31,              For the Years Ended December 31,
                                             ------------------------------  -------------------------------------------
                                                    2003           2002            2002            2001         2000
                                             --------------- --------------  --------------- --------------  -----------
                                                       (Unaudited)

CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
   Net income (loss) from operations before
 minority interest                           $  (1,032,701)   $   234,606     $  (782,421)     $  985,972    $ 1,694,649
   Adjustments to reconcile net income
 (loss ) to net cash from operating
 activities:
     Depreciation and amortization                  33,017         63,959         258,273         320,151        234,243
     Loss on retirement of assets                        -              -               -          47,584         22,719
   Changes in assets and liabilities:
     Accounts receivable                           (74,344)       110,414          49,305        (167,633)       (98,645)
     Receivables from related parties              312,019        147,208         (96,497)       (883,489)      (193,319)
     Income taxes receivable                             -              -        (132,448)              -              -
     House inventories                             108,966     (1,339,453)     10,682,588      (1,117,098)    (8,668,667)
     Land inventories                              257,450        182,146       3,060,720      (7,030,950)    (6,955,074)
     Deposits                                     (423,504)      (445,358)        (81,053)      1,218,687     (1,217,815)
     Prepaid expenses                               26,824         98,591         225,530        (266,718)      (239,488)
     Other assets                                  313,754        (58,157)       (555,060)         36,808        206,921
     Accounts payable and accrued expenses         440,834       (193,570)       (415,545)        351,709      2,639,142
     Customer deposits                             (10,809)       404,036          88,141        (679,370)      (306,568)
     Deferred income                               (27,534)       (10,000)        110,332         (32,795)       322,795
     Accrued expenses, related parties               2,777         80,436         199,890          37,334         (1,912)
     Accrued warranty costs                        (56,995)      (441,503)       (789,195)        699,124       (310,123)
                                             --------------  --------------  --------------  --------------  ------------
            Net Cash Provided by (Used In)
 Operating Activities                             (130,246)    (1,166,645)     11,822,560      (6,480,684)   (12,871,142)
                                             --------------  --------------  --------------  --------------  ------------

CASH FLOWS FROM (TO) INVESTING ACTIVITIES:

   Notes receivable                                 40,000              -         (85,000)              -              -
   Purchase of equipment                                 -              -          (7,416)       (129,321)      (359,190)
                                             --------------  --------------  --------------  --------------  ------------
            Net Cash Provided by Investing
             Activities                             40,000              -         (92,416)       (129,321)      (359,190)
                                             --------------  --------------  --------------  --------------  ------------

CASH FLOWS FROM (TO) FINANCING
 ACTIVITIES:
   Repayment of leases                                (680)        (7,300)        (25,262)        (31,225)       (12,212)
   Proceeds from notes payable                   6,023,799      8,161,807      22,622,962      28,249,223     27,066,603
   Repayment of notes payable                   (6,867,789)    (6,324,769)    (33,263,950)    (20,850,019)   (13,924,284)
   Proceeds from loans payable, related
   parties                                         816,874        422,965       1,553,081         126,662      1,288,376
   Repayment of loans payable, related
   parties                                        (326,885)    (1,279,654)     (2,094,710)       (284,838)       (94,000)
   Distributions to stockholders                         -        (34,153)       (245,439)       (205,709)      (515,757)
   Contributions of equity to LLC                        -              -          32,664               -              -
   Sale of common stock                             15,000              -           4,000               -              -
   Distributions to minority interest members            -         (5,926)       (362,650)       (831,712)    (2,217,426)
   Contributions from minority interest members          -              -          50,750          62,841         68,375
                                             --------------  --------------  --------------  --------------  ------------
            Net Cash Provided by (Used In)
              Financing Activities                (339,681)       932,970     (11,728,554)      6,235,223     11,659,675
                                             --------------  --------------  --------------  --------------  ------------

INCREASE (DECREASE) IN CASH                       (429,927)      (233,675)          1,590        (374,782)    (1,570,657)

Cash and Cash Equivalents at Beginning of
 Period                                            516,616        515,026         515,026         889,808      2,460,465
                                             --------------  --------------  --------------  --------------  ------------

Cash and Cash Equivalents at End of Period   $      86,689     $  281,351     $   516,616     $   515,026     $  889,808
                                             ==============  ==============  ==============  ==============  ============

Supplemental Disclosure of Cash Flow
 Information:

   Cash paid during the period for:
     Interest                                $     210,715   $     53,443     $ 1,250,248    $  2,624,427    $ 1,381,904
                                             ==============  ==============  ==============  ==============  ============

     Taxes                                   $           -   $          -     $         -    $          -    $         -
                                             ==============  ==============  ==============  ==============  ============



             SEE ACCOMPANYING NOTES TO COMBINED FINANCIAL STATEMENTS

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination
-------------------------
The combined financial statements include the accounts of the following entities, collectively referred to as "The Company" or "Ashcroft", which are affiliated by virtue of their inclusion in the acquisition by OneDentist Resources, Inc. ("ODRE") on April 3, 2003. All significant intercompany transactions have been eliminated.

Ashcroft Homes, Inc.                                      Corporation
West Gold Holdings, Inc.                                  S-Corporation
Stonegate Capital Corporation                             Corporation
Absolute Construction Services, LLC                       LLC
Tesoro Homes @ Tallyn's Reach, LLC                        LLC
Peregrine Sanctuary, LLC                                  LLC

Upon completion of the acquisition, ODRE changed its name to Ashcroft Homes Corporation, and the entities listed became subsidiaries of Ashcroft (the "Ashcroft Subsidiaries").

Nature of Operations
--------------------
The Company designs, builds and sells single-family homes in Colorado, principally in the Denver, Colorado Springs and Fort Collins metropolitan areas. The Company is also engaged in residential land development throughout Colorado.

The Company currently offers its homes, designed principally for the "move-up" and relocation markets, under the "Ashcroft Homes" and "Tesoro Homes" brand names. Typically, Ashcroft Homes range in size from 1,800 square feet to over 4,500 square feet and range in price from $300,000 to $600,000, with an average sales price of $475,000. Tesoro custom homes range in size from 2,800 square feet to over 4,000 square feet and range in price from $480,000 to $700,000, with an average sales price of $550,000.

Investment in Limited Liability Companies and Limited Partnership
-----------------------------------------------------------------
The Company accounts for its investments in limited liability companies ("LLCs") and limited partnership ("LP") under the consolidation method. The Company is the manager of each of the entities and exerts control over the entities. Additionally, certain members of the Company's management and Board of Directors were members in the LLCs and LP.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                                                                  Status as of
                                                                  December 31,
                                           Ownership %                2002
                                           -----------            ------------
Anthem Ashcroft Home Builders, LLC            50.0%                  Active
Brookwood, LLC                                33.4%                  Active
WGB Management, LLC                           50.0%                  Active
WECC, LLC                                     25.0%                 Inactive
WGB Fairway Ten Partners, LP                 *50.0%                 Inactive
Caste Club, LLC                               37.5%                 Inactive

*50.0% owned by WGB Management, LLC

Presentation
------------
The Company's homebuilding operations conducted across several metropolitan areas of the state of Colorado have similar characteristics; therefore, they have been aggregated into one reportable segment--the homebuilding segment.

Cash and Cash Equivalents
-------------------------
Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less.

Real Estate Inventories
-----------------------
Real estate inventories are reported at cost net of impairment losses, if any. Real estate inventories consist primarily of raw land, lots under development, homes under construction and completed homes of real estate projects. All direct and indirect land costs, offsite and onsite improvements and applicable interest and other carrying charges are capitalized to real estate projects during periods when the project is under development. Land, offsite costs and all other common costs are allocated to land parcels benefited based upon relative fair values before construction. Onsite construction costs and related carrying charges (principally interest and property taxes) are allocated to the individual homes within a phase based upon the relative sales value of the homes. The Company relieves its accumulated real estate inventories through cost of sales for the cost of homes sold. Selling expenses and other marketing costs are expensed in the period incurred. A provision for warranty costs relating to the Company's limited warranty plans is included in cost of sales at the time the sale of a home is recorded. The Company generally reserves .5 percent of the sales price of its homes for warranty costs. The warranty cost accrued is amortized over 12 months against the warranty costs incurred.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment
----------------------
Property and equipment is recorded at cost. Depreciation expense is provided on a straight-line basis using the estimated useful lives of 3-7 years. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the property accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations. Depreciation expense was $235,646 in 2002, $296,688 in 2001, $211,791 in 2000 and $27,404 and $58,302 during the three month periods ended March 31, 2003 and 2002, respectively.

Impairment Of Long Lived Assets
------------------------------
Housing projects and unimproved land held for future development (components of inventory) and property and equipment are reviewed for recoverability whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If these assets are considered to be impaired, the impairment loss to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Deposits on Option Agreements
-----------------------------
During July 1999 the Company entered into an agreement to purchase developed lots in a residential community and made option payments of $1,000 each for 84 lots. The Company purchased 35 lots in 2002 and the deposits were applied toward the purchase price of the lot. The remaining 49 lots will not be purchased and the Company forfeited the deposits.

Advertising and Promotion Costs
-------------------------------
Advertising and promotion costs are charged to expense during the period incurred. Advertising and promotion expense totaled $126,531 in 2002, $436,620 in 2001, $355,426 in 2000 and $12,054 and $32,347 during the three month periods ended March 31, 2003 and 2002, respectively.

Goodwill
--------
Goodwill which arose from 1999 and 1998 acquisitions of the Company's Fort Collins and Colorado Springs operations was capitalized and is being amortized over 15 years. Amortization expense totaled $22,453 in 2002, 2001 and 2000 and $5,613 and $5,657 during the three month periods ended March 31, 2003 and 2002, respectively.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Recognition And Classification Of Costs
----------------------------------------------
Income from the sale of residential units or land parcels is recognized when closings have occurred and the risk of ownership is transferred to the buyer. Sales commissions are included in selling, general and administrative expense.

Customer earnest money and change order deposits are recorded as liabilities. During construction, all direct material and labor costs and those indirect costs related to acquisition and construction are capitalized. Capitalized costs are charged to earnings upon closing. Costs incurred in connection with completed homes and selling, general and administrative costs are charged to expense as incurred. Provision for estimated losses on uncompleted contracts, if necessary, is made in the period in which such losses are determined. Revenues from construction management fees are recognized upon the sale of completed homes.

Stock-Based Compensation
------------------------
The Company has elected to follow the intrinsic value method to account for compensation expense related to the award of stock options and to furnish the pro forma disclosures required under SFAS No. 123, "Accounting for Stock-Based Compensation." Since the stock option awards are granted at prices no less than the fair-market value of the shares at the date of grant, no compensation expense is recognized for these awards. As of December 31, 2002 the Company has not granted any options.

Use Of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
------------
The Company accounts for income taxes under the asset and liability method for its corporations. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences.

The combined financial statements do not include a provision for income taxes for the S-Corporation or the LLCs because the S-Corporation and LLCs do not incur federal or state income taxes. Instead, earnings and losses are included in the stockholders' or members' personal income tax returns and are taxed based on their personal tax strategies.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Risk
----------------------
The Company's financial instruments that are exposed to concentrations of credit risk consist of cash, including money market accounts, and receivables. The Company invests its cash in banks with high credit ratings; however, certain account balances during 2002 and 2001 have been maintained at levels in excess of federally insured limits. The Company's receivables are primarily due from shareholders and affiliated entities and from amounts not received from title companies related to sales occurring prior to year end. As a consequence, the Company's management believes that concentrations of credit risk are limited and the Company has not experienced a loss in such accounts.

Fair Value of Financial Instruments
-----------------------------------
The carrying value of cash, accounts receivable, notes payable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items. The carrying value of non-current liabilities approximates fair value based on references to interest rates on similar instruments.

Recently Issued Accounting Pronouncements
-----------------------------------------
In July 2001 the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards No. 141, "Business Combinations" ("SFAS 141") and No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually (or more frequently if impairment indicators arise) for impairment. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives (but with no maximum life). With respect to goodwill and intangible assets acquired prior to July 1, 2001, the Company is required to adopt SFAS 142 effective December 31, 2001.

In July 2001 the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which addresses accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 will be effective for the Company for the fiscal year beginning January 1, 2003 and early adoption is encouraged. SFAS No. 143 requires that the fair value of a liability for an asset's retirement obligation be recorded in the period in which it is incurred and the corresponding cost capitalized by increasing the carrying amount of the related long-lived asset. The Company estimates that the new standard will not have a material impact on its consolidated financial statements.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In August 2001 the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 is effective for the Company on January 1, 2002 and addresses accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of and APB Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business. SFAS No. 144 retains the fundamental provisions of SFAS No. 121 and expands the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The Company estimates that the new standard will not have a material impact on its consolidated financial statements.

In April 2002 the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of SFAS Statement No. 13, and Technical Corrections ("SFAS 145"). This statement rescinds the requirement in SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, that material gains and losses on the extinguishment of debt be treated as extraordinary items. The statement also amends SFAS No. 13, Accounting for Leases, to eliminate an inconsistency between the accounting for sale-leaseback transactions and the accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. Finally the standard makes a number of consequential and other technical corrections to other standards. The provisions of the statement relating to the rescission of SFAS 4 are effective for fiscal years beginning after May 15, 2002. Provisions of the statement relating to the amendment of SFAS 13 are effective for transactions occurring after May 15, 2002 and the other provisions of the statement are effective for financial statements issued on or after May 15, 2002. The Company has reviewed SFAS 145 and its adoption is not expected to have a material effect on its consolidated financial statements.

In July 2002 the FASB issued SFAS No. 146, Accounting for Exit or Disposal Activities ("SFAS 146"). SFAS 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts, and relocating plant facilities or personnel. SFAS 146 will require a Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent period until the activity is completed. SFAS 146 supersedes Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring), and requires liabilities associated with exit and disposal activities to be expensed as incurred and can be measured at fair value. SFAS 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. The Company has reviewed SFAS 146 and its adoption is not expected to have a material effect on its consolidated financial statements.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2002 the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123. This Statement amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation from the intrinsic value based method of accounting prescribed by APB No. 25. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. Under the provisions of SFAS No. 148, companies that choose to adopt the accounting provisions of SFAS No. 123 will be permitted to select from three transition methods: Prospective method, Modified Prospective method and Retroactive Restatement method. The transition and annual disclosure provisions of SFAS No. 148 are effective for the fiscal years ending after December 15, 2002. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

NOTE 2 - INVENTORY

Inventory consists of:

                                           March 31,                   December 31,
                                             2003               2002                  2001
                                      -----------------  -----------------     -----------------

Homes under construction              $      11,997,230  $      12,184,528     $      22,867,116
Development projects in progress             19,282,442         19,539,892            22,600,612
                                      -----------------  -----------------     -----------------

     Total                            $      31,279,672  $      31,724,420     $      45,467,728
                                      =================  =================     =================

Homes under construction include homes finished and ready for delivery and homes in various stages of construction.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)



NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:


                                                     March 31,              December 31,
                                                        2003              2002        2001
                                                 ------------     -------------     --------------


Office equipment                                 $    426,930     $     426,930     $      425,384
Leasehold improvements                                 55,600            55,600             55,600
Furniture and fixtures                                 56,963            56,963             56,963
Model furnishings and sales center costs              643,888           643,888            638,018
                                                 ------------    --------------     --------------
                                                    1,183,381         1,183,381          1,175,965
Less accumulated depreciation                         940,789           913,386            677,740
                                                 ------------    --------------     --------------

                                                 $    242,592     $     269,995     $      498,225
                                                 ============    ==============     ==============

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)



NOTE 4 - NOTES PAYABLE



Notes payable consists of the following:

                                                                   March 31,               December 31,
                                                                     2003              2002           2001
                                                              --------------      -------------    ------------
Various  notes with several  individuals  and other  lending entities  for lot  purchases  and  construction  of homes
   with  interest  rates  ranging from 7% to 30%;  principal
   payments   ranging  from  $3,000   monthly  to  lump  sum
   payments due at maturity  dates which range from December
   15,  2000 to  February  1, 2003;  majority of these notes
   are  secured by Deeds of Trust.  Balances  of  $1,181,500
   are in default as of March 31, 2003.                         $  1,634,150       $  1,380,207     $ 1,585,000

Various  notes with several  lenders for lot  purchases  and construction  of homes with  interest  rates ranging from
   5.25%  to  12.5%  per  annum;   interest   due   monthly,
   principal  due at various  dates  within the next  twelve
   months;  majority  of  these  notes  are  secured  by the
   related  homes  that are  being  built  or lots  that are
   being purchased.                                               25,836,461         26,920,154      37,028,805

Various  notes with  several  vendors for  accounts  payable converted to notes with  interest  rates  ranging from 0%
   to 10.5% per annum.                                                31,808             46,048         373,592
                                                              --------------      -------------    ------------
                                                                  27,502,419         28,346,409      38,987,397
Less current portion                                              27,502,419         28,346,409      36,407,827
                                                              --------------      -------------    ------------
                                                               $           -      $           -     $ 2,579,570
                                                              ==============      =============    ============

Substantially all of the above notes are guaranteed by the Company's CEO and other members of management.

The Company has significant borrowings which require, among other things, compliance with various loan covenants. The Company has not received a waiver for its loan covenant violations. In addition, the original maturity dates of certain of the borrowing arrangements have been renegotiated with lenders and the maturities have been extended.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)



NOTE 5 - DUE TO RELATED PARTIES

Related party debt consists of the following:

                                                                        March 31,                    December 31,
                                                                           2003                2002               2001
                                                                      ----------           ----------         ----------
Note due to related party for $151,000;  interest at 30% per annum,  principal and interest due as Company  closes on
    construction  loans for  specific  lots in the  Arapahoe
    Farms  development,  with remaining  balance due October
    10, 2001; unsecured.                                           $      43,500          $    43,500         $   43,500
Note payable to related  party for  $1,570,000;  interest at
    2% plus prime rate plus  additional  interest;  due June
    6, 2003;  secured by Deed of Trust,  security  agreement
    and fixture filing executed with the note.                           438,106              453,106            816,059
Note payable to related  party for  $1,000,000;  interest at
    30% per annum,  compounded  monthly;  due  September 16,
    2001;  secured  by a first  Deed  of  Trust  on  certain
    property in El Paso County, Colorado.                                      -                    -          1,094,860
Note payable to related party for $200,000;  interest at 25%
    per  annum  plus the  greater  of  $20,000  or an amount
    equal to 5% of net profits  (as  defined) on the sale of
    lots in the Water Valley sub-division;  due December 20,
    2001.                                                                220,000              220,000            200,000
Notes  payable to related  party for  $180,427;  interest at
    12.5% per annum.                                                     180,427              180,427            180,427
Note payable to related  party for $25,000;  interest at 20%
    per  annum;  due when  specific  lot is sold in the Plum
    Creek subdivision;  secured by a second Deed of Trust on
    the lot.                                                              -                    -                  25,000
Advances from related parties,  non-interest bearing, due on
    demand.                                                            2,090,746            1,585,757            664,573
                                                                      ----------           ----------         ----------
                                                                       2,972,779            2,482,790          3,024,419
Less current portion                                                   2,972,779            2,482,790          2,208,360
                                                                      ----------           ----------         ----------
                                                                      $        -           $        -         $  816,059
                                                                      ==========           ==========         ==========

Some of the above related party debt is guaranteed by the Company's CEO.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)



NOTE 6 - LOAN REFINANCING

On December 30, 2002 Stonegate borrowed $2,450,000 from a bank, which was personally guaranteed by certain stockholders of the Company. The loan was to purchase certain loans from Fifth Third Mortgage Company, payable by Ashcroft and Orchard Homes, LLC (an affiliate). The new loan bears interest at 15% annually. 7% Interest is paid monthly and 8% is accrued. Principal and all accrued interest is due by December 29, 2003. Stonegate paid a loan fee at closing of the transaction of $50,000 and will pay an additional $50,000 upon the sale of the first lot from the property, which collateralizes the loan.

The loans payable to Fifth Third from Ashcroft were assigned to Stonegate on December 31, 2002 in the amount of $3,531,700, which were utilized to construct 11 single-family homes. The notes were endorsed to Stonegate. The intercompany amounts due to Stonegate have been eliminated. Ashcroft recognized a gain on the reduction in debt of approximately $470,000.

Fifth Third also assigned three loans of Orchard Homes, LLC (an affiliated entity) to Stonegate totaling $168,300. The notes were endorsed to Stonegate. Subsequent to year end, the property underlying the loans was deeded to Ashcroft.

NOTE 7 - OPERATING AND CAPITAL LEASES

Operating Leases
----------------
The Company leases office space in Denver and Colorado Springs under operating leases. Future minimum lease payments under non-cancelable operating leases as of December 31, 2002 are as follows:

                                                 Offices
                                              ----------
2003                                          $   75,526
2004                                              59,784
2005                                              18,058
                                              ----------
                                              $  153,368
                                              ==========

Rental expense for all operating lease agreements totaled $109,250, $151,781 and $128,750 for the years ended December 31, 2002, 2001 and 2000, and $40,681 and $39,803 during the three month periods ended March 31, 2003 and 2002, respectively.

Capital Leases
--------------
The Company leases various equipment under capitalized leases expiring through 2005. The assets have been recorded at the lower of the present value of the minimum lease payments or their fair value, and are depreciated over the assets' estimated useful lives.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)



NOTE 7 - OPERATING AND CAPITAL LEASES (Continued)

Minimum future lease payments under the capital leases are as follows:

                                                    March 31,             December 31,
                                                        2003                    2002
                                               ------------------      -----------------
2003                                           $          67,160       $          67,894
2004                                                      30,027                  30,027
2005                                                      12,631                  12,631
                                               -----------------       -----------------

Total minimum lease payments                             109,818                 110,552
Less amount representing interest                         16,818                  16,872
                                               -----------------       -----------------

Present value of net minimum lease
 payments with interest
 at approximately 13%-17%                                 93,000                  93,680
Less current portion                                      54,261                  54,941
                                               -----------------       -----------------

                                               $          38,739       $          38,739
                                               =================       =================

As of December 31, 2002 machinery and equipment includes $162,380 acquired through capital leases. Accumulated depreciation related to these assets was $73,149.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Company has entered into employment agreements with members of its management for periods ranging from 1-5 years. The agreements allow for minimum salary increases ranging from 3%-5% per annum, bonuses in accordance with the Company's 2003 Management Bonus Plan, and participation in the Company's 2003 Stock Option Plan. To date no options have been granted under this plan. The Company is required to pay base salaries ranging from $100,000 to $240,000. The following are future minimum salary commitments:

Year Ended
----------
2003                                                       $     1,114,167
2004                                                       $       743,750
2005                                                       $       472,917
2006                                                       $        37,500

In April 2003 the Company entered into an agreement for financial advisory services for a term of one year. The Company is required to pay four quarterly payments of $35,000 and a cash fee of 5% of any equity raised during the term of the agreement and up to one year following its termination.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)


NOTE 9 - COMMON STOCK

During 2002 the Company issued 690,459 shares of common stock valued at $690,459 as settlement of accounts payable and certain notes payable due to vendors. The Company realized a gain of approximately $150,000 as a result of other vendor settlements.

In April 2003 two members of management purchased 600,000 shares of the Company's common stock for $50,000. In July 2003 these two individuals terminated their employment and entered into separation agreements with the Company. The Company has agreed to pay their salaries and other benefits through September 2003 and repurchase the 600,000 shares of the Company's common stock for $50,000 in the third quarter.

Private Placement
-----------------
In April 2003 the Company sold 50,000 shares of common stock for $50,000 under an offering to sell 3,000,000 shares of common stock at $1.00 per share.

NOTE 10 - INCOME TAXES

The components of deferred tax assets and (liabilities) were as follows:

                                                                 2002         2001
                                                            ------------   -----------
Total deferred tax assets                                   $    182,360   $       -
Less valuation allowance                                        (182,360)          -
                                                            ------------   -----------
Net deferred tax asset                                      $      -       $       -
                                                            ============   ===========



The tax effects of temporary differences that give rise to deferred tax assets and (liabilities) were as follows:

                                                               2002            2001
                                                           -----------    -----------
Temporary differences:
   Property and equipment                                  $   -          $   (68,620)
   Other                                                      (16,322)         71,848
   Warranty costs                                              10,778          (7,596)
   Interest stockholders                                        5,544           4,368
   Net operating loss carryforward                           (182,360)              -
Less valuation allowance                                      182,360               -
                                                           ----------     ------------

                                                           $    -         $         -
                                                           ==========     ============


                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)


NOTE 10 - INCOME TAXES (Continued)

The components of deferred income tax expense (benefit) were are follows:

                                                           2002                  2001               2000
                                                    -----------------     -----------------     -----------
Temporary differences:
   Property and equipment                           $      68,620         $     (62,207)        $    8,683
   Warranty costs                                          18,374                   (68)             6,798
   Other                                                  (88,171)               51,216            (12,009)
   Interest stockholders                                    1,177                11,059             (3,472)
   Net operating loss carryforward                        182,360)                    -                  -
Less valuation allowance                                  182,360                     -                  -
                                                    -------------         -------------         ----------

                                                    $      -              $           -         $        -
                                                    =============         =============         ==========

The following is a reconciliation of the amount of income tax expense (benefit) that would result from applying the statutory income tax rates to pre-tax loss and the reported amount of income tax expense (benefit):

                                                         2002            2001            2000
                                                    -----------     ----------     ------------

   Tax expense (benefit) at statutory rates         $  (307,549)    $   24,068     $     72,325
   State tax expense                                     -              (3,457)          (4,058)
   Warranty costs                                        (9,476)         6,869            6,807
   Other                                                    692        (79,451)         (43,626)
   Depreciation                                          -              62,050           (5,800)
   Interest stockholders                                 -               5,013            8,963
   Net operating loss carryback                         129,716          -                -
   Increase in valuation allowance                       54,169          -                -
                                                    -----------     ----------     ------------

                                                    $  (132,448)     $  15,092      $    34,611
                                                    ==========      =========      ============


No provision for income taxes has been recorded for the years ended December 31, 2002 and 2001, since the Company has incurred losses during these periods. Net operating loss carryovers of approximately $485,000 as of December 31, 2002 expire beginning in 2022. During the three months ended March 31, 2003 the net operating loss carryover increased. The Company is providing a full valuation allowance in connection with the deferred tax assets because there is no assurance that such amounts will be utilized in the future.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)



NOTE 11 - SUBSEQUENT EVENT - ACQUISITION

Exchange
--------
Effective April 3, 2003, Ashcroft Homes Corporation, formerly known as OneDentist Resources, Inc. ("ODRE"), acquired all of the outstanding stock and membership interests of the Company. The consideration issued by the ODRE in connection with the exchange was 12,954,060 shares of its no par value common stock and 1,350,000 shares of its Series A Convertible Preferred Stock ("Preferred Stock"). Simultaneously with closing of the transaction (the "Exchange"), the former sole executive officer and director of ODRE, resigned and was replaced as Chief Executive Officer and Director by the chief executive of most of the Ashcroft Subsidiaries. As a result of the issuance of stock in the Exchange, as well as the change in the Board of Directors, the Company experienced a change in control. The acquisition has been treated as a reverse acquisition and a recapitalization of Ashcroft Homes Corp. for accounting and financial statement reporting purposes.

Certain former shareholders or equity owners of the Company became the largest shareholders of the Company following closing of the Exchange. The Chief Executive Officer and his wife beneficially own 6,488,601 shares of common stock and 1,350,000 shares of Preferred Stock, representing a total of 49.32% of the outstanding common stock immediately after the Exchange if the Preferred Stock were converted. They also own 100% of the Preferred Stock, entitling them to five votes for each share outstanding. Accordingly, they owned a total of 62.17% of the outstanding voting stock of the Company after the Exchange.

The President of Stonegate Capital Corporation (an Ashcroft Subsidiary) is now the President of the Company and owned 1,197,707 shares, or 8.24% of the common stock. The secretary/treasurer of Stonegate is now the Secretary and Controller of the Company and also owned 1,197,707 shares of the common stock. A former member of one of the Ashcroft Subsidiaries owns 750,000 shares of common stock, or greater than 5% of the common stock outstanding. Each of these individuals executed an employment contract with the Company.

The consideration received by the Company in exchange for issuance of shares at the closing was the common stock or membership interests of the various Ashcroft Subsidiaries surrendered by former owners at the closing. Indirectly, the Company acquired all of the assets of those entities. The former shareholders or members of the corporate and limited liability company subsidiaries surrendered all of their ownership interests in the Ashcroft Subsidiaries for issuance of Company shares.

Entities Acquired
-----------------
In connection with the Exchange, the Company indirectly acquired all of the assets and liabilities of the Ashcroft Subsidiaries, consisting generally of developed residential home lots, an inventory of homes in process, finished homes for sale and a library of home construction plans, and the accounts payable, loans and other liabilities. The following represents a complete list of the subsidiaries acquired by the Company, and the business engaged by each immediately prior to the Exchange:

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)


NOTE 11 - SUBSEQUENT EVENT - ACQUISITION (Continued)

o Ashcroft Homes of Colorado, Inc. (formerly, Ashcroft Homes, Inc.) - designs and constructs single family and low-density, multi-family housing along the front range of Colorado, from Colorado Springs to Fort Collins.

o Absolute Construction Services, LLC - provides construction management services to independent third parties.

o Peregrine Sanctuary, LLC - develops building lots in a single subdivision in Colorado Springs, Colorado.

o Stonegate Capital Corporation - owns and manages a portfolio of construction loans secured by interests in real estate located in Colorado. The Company is marketing the real estate securing the loans.

o Tesoro Homes @ Tallyn's Reach, LLC - constructs a wide variety of homes in and around Denver, Colorado.

o West Gold Holdings, Inc. - a developer of residential lots for the Ashcroft Subsidiaries and some independent third parties.

Issuance of Preferred Stock
---------------------------
In conjunction with the Exchange, the Company issued a new series of Preferred Stock to individuals. The Series A Convertible Preferred Stock was issued for a price of $4 per share, resulting in a total issue price of $5,400,000 for the 1,350,000 shares issued at the closing.

Holders of the Preferred Stock are entitled to receive a cumulative dividend of seven percent (7%) per annum, payable quarterly in arrears beginning June 30, 2003 and continuing until the Preferred Stock is redeemed or converted. In the event that the dividends are not paid in any period, those dividends accumulate and must be paid prior to dividends on the common stock or any other class of stock junior to the Preferred Stock.

The Preferred Stock is convertible into the Company's common stock on a one-for-one basis beginning six months from the date of closing, subject to adjustment. The conversion rate may be adjusted in the event of stock dividends, stock splits, certain reorganizations and, subject to certain limited exceptions, the issuance of common stock or other securities convertible into common stock at a price less than $1 per share.

Holders of the Preferred Stock are entitled to a preference in the event the Company is liquidated on a voluntary or involuntary basis. In that event, holders of the Preferred Stock will receive a preferential distribution to holders of the common stock and any other junior securities in an amount equal to the issue price, plus any accrued but unpaid dividends. Following payment of any preferential distributions upon liquidation, holders of the Preferred Stock are not entitled to share in any further distributions.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)


NOTE 11 - SUBSEQUENT EVENT - ACQUISITION (Continued)

The Preferred Stock may be redeemed by the Company by giving the holders not less than 20 days advance written notice and by paying the issue price plus any accrued but unpaid dividends. The holders of the Preferred Stock are entitled to convert the stock into common stock during the period of any notice of redemption.

Finally, holders of the Preferred Stock are entitled to vote with holders of the common stock at the rate of five votes for each share of preferred owned by them. Accordingly, the 1,350,000 shares issued in connection with the Exchange are entitled to 6,750,000 votes on any matters submitted to the shareholders for consideration.

NOTE 12 - SUBSEQUENT EVENT - CONTRACTS TO ACQUIRE ADDITIONAL REAL ESTATE ASSETS

On April 18, 2003, the Company executed agreements with three affiliated entities in Colorado to acquire approximately 215 developed building lots and approximately 20 finished and partially finished units in three subdivisions in the Denver metropolitan area. In July 2003 the Company terminated two of the acquisitions and is currently pursuing acquiring approximately 116 developed building lots in various stages of construction. The lots and building units will be added to Ashcroft's existing inventory of lots and units for construction and sale to customers. The proposed seller of the assets is Saddle Vista at Saddlerock, LLC.

The purchase price for the assets will consist primarily of assumption of outstanding debt associated with the property, together with the issuance of an as-yet undetermined amount of Ashcroft common stock. Existing debt includes primary and subordinated debt incurred for the land acquisition, development and unit construction, obligations for earnest money deposits received from purchasers of individual lots and units, subcontractor and material payables and real estate taxes. The purchase price is estimated to be approximately $8,800,000, exclusive of earnest money deposits. The amount of Ashcroft common stock to be issued in the transaction will be determined based primarily on negotiations between the Company and the holders of the subordinated debt. It is anticipated that the common stock will be used to satisfy a portion of the subordinated debt.

The assets include a significant number of multi-family lots and building units. Acquisition of these assets would represent Ashcroft's first significant entry into the multi-family process.

Completion of the acquisition is subject to numerous contingencies, including but not limited to analysis of, and negotiation for, the existing debt on the property. Closing is also contingent on transfer of appropriate fee simple title, successful completion of due diligence indicating the appropriateness of acquisition and a successfully negotiated determination of the amount of common stock to be issued in the transaction. Subject to satisfaction of these, and other contingencies, closing is presently estimated for the end of the third quarter.

                           ASHCROFT HOMES CORPORATION
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     ======================================
    (Information For The Periods Ended March 31, 2003 and 2002 Are Unaudited)


NOTE 13 - SUBSEQUENT EVENT - FINANCINGS

On January 31, 2003 Stonegate borrowed $169,901 from an individual. The note bears interest at 15% per year and is payable in $5,000 monthly installments of principal and interest, with all remaining principal and accrued interest payable on June 30, 2003. The note is secured by real estate.

In April 2003 the Company entered into a Securities Purchase Agreement with an individual. The Company has agreed to sell 1,250,000 shares of the Company's common stock at $.40 per share for an aggregate purchase price of $500,000 and issue warrants purchasing up to 900,000 shares of the Company's common stock at prices ranging from $1.00 to $2.00, expiring December 31, 2008. The Company also granted an option to this individual to purchase 500,000 shares of common stock at $.50 per share, expiring nine months from the closing of the Securities Purchase Agreement and issued warrants to purchase up to 450,000 shares of the Company's common stock at prices ranging from $1.00 to $2.00, expiring December 31, 2008.

On April 23, 2003 the Company borrowed $250,000 from an individual. The note accrues interest at 10%, is due June 30, 2003, and is secured by specific completed homes. As an inducement to the loan, Stonegate and the Company's President have agreed to acquire $1,350,000 in notes due to Fifth Third by this individual by obtaining financing from a new lender.